Exhibit 99.1

Korro Reports Third Quarter 2026 Financial Results and Provides Corporate Update

—	Started dosing healthy volunteers with KRRO-121 in the Phase 1/2 clinical trial (ANCHOR)

o Expect to dose participants with Urea Cycle Disorders (UCDs) in the first half of 2027

o Anticipate reporting interim data in the second half of 2027

—	Achieved best-in-class preclinical data with SERPINA1 mRNA editing (>95%) with KRRO-111

o Planned regulatory submission in the first half of 2027

—	Ended third quarter 2026 with $124.8 million in cash, cash equivalents and marketable securities, supporting a cash runway into the second half of 2028

CAMBRIDGE, Mass., November 5, 2026 – Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a clinical-stage biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases, today reported results for the third quarter ended September 30, 2026, and provided a corporate update.

“People living with urea cycle disorders face a constant risk of ammonia spikes that can cause lasting neurological harm, even with today’s therapies,” said Ram Aiyar, PhD, MBA, Chief Executive Officer and President of Korro Bio. “Initiating dosing in ANCHOR brings KRRO-121 a meaningful step closer to these patients, and we look forward to dosing participants with UCDs in the first half of 2027. In AATD, our preclinical data showing over 95% correction of the disease-causing transcripts gives us confidence as we prepare KRRO-111 for the clinic. Both programs reflect what our OPERA platform is intended to do: correct disease at the level of RNA, with the precision to generate the protein of interest and convenience of subcutaneous administration. We are focused on execution, with two GalNAc-delivered RNA-editing programs advancing toward clinical data, and a cash runway into the second half of 2028.”

Third Quarter 2026 Highlights and Recent Developments

KRRO-121 in development for hyperammonemia in UCDs and hepatic encephalopathy (HE)

•
KRRO-121 is a GalNAc-conjugated RNA-editing oligonucleotide (REO) in development for the potential treatment of hyperammonemia in people living with UCDs or HE

•
Dosed the first cohort in ANCHOR (AssessmeNt of Control of Hyperammonemia through Oligonucleotide-based RNA editing), the global Phase 1/2 clinical trial program for KRRO-121 in healthy volunteers and participants with UCD (NCT07773246)
o
Part 1: Phase 1 placebo-controlled single ascending dose (SAD) cohorts, followed by multiple ascending dose (MAD) cohorts, evaluating safety, tolerability and pharmacokinetics (PK) in up to 50 healthy volunteers
▪
Participants in the first SAD cohort received either a single 2 mg/kg dose of KRRO-121 or placebo
o
Part 2: Phase 2 in a multiple-dose study evaluating safety, tolerability, PK and clinical activity in up to 15 participants with UCDs across genotypes, subject to regulatory clearance to proceed
•
Received rare pediatric disease designation from the U.S. Food and Drug Administration (FDA) for KRRO-121 for the treatment of UCDs

KRRO-111 for AATD

•
Reported best-in-class preclinical data supporting the potential of KRRO-111 in AATD
•
Data from repeat dose-studies in the NSG-Piz mouse model supporting the potential to provide lung benefit include:
o
Achieved >95% editing of the SERPINA1 transcripts
o
Functional M-AAT made up ~93% of total circulating AAT with total AAT reaching 172μM, approximately six-fold above vehicle at Day 57
•
Data from repeat-dose studies in the C57BL/6-PiZ mouse model supporting the potential to provide liver benefit include:
o
A near-complete elimination (~95%) of the pathogenic liver Z-AAT
•
Together, these preclinical results support the potential of KRRO-111 to address both disease mechanisms in AATD, restoring protective M-AAT targets the lung, and removing toxic Z-AAT aggregates in the liver

Additional Pipeline Programs

•
Continued preclinical development of OPERA-derived REOs targeting AMPKγ1 for longevity and TDP-43 for neurodegenerative diseases including amyotrophic lateral sclerosis (ALS)

Participated in healthcare investor conferences and scientific meetings, including:

o
the Cantor Global Healthcare Conference
o
the Citi 2026 BioPharma Back to School Summit
o
the Society for the Study of Inborn Errors of Metabolism (SSIEM) Annual Symposium
o
the XXVI International Roundtable on Nucleosides, Nucleotides and Nucleic Acids (IRT)
o
the CNS Summit 2026
o
the Oligonucleotide Therapeutics Society (OTS)

Anticipated Milestones over the next 12 months

•
KRRO-121: begin dosing participants with UCDs in Part 2 of ANCHOR in the first half of 2027, subject to regulatory clearance to proceed
•
KRRO-121: report interim data from ANCHOR in the second half of 2027
•
KRRO-111: submit a regulatory application in the first half of 2027

Upcoming Conferences

•
BIO-Europe, November 5–11, 2026
•
Jefferies Global Healthcare Conference, London, November 16-19, 2026
•
9th Annual Evercore Healthcare Conference, November 30 – December 2, 2026
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Citi’s 2026 Global Healthcare Conference, December 1-3, 2026
•
Piper Sandler 38th Annual Healthcare Conference, December 1–3, 2026
•
45th Annual J.P. Morgan Healthcare Conference, January 11–14, 2027

Third Quarter 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $124.8 million as of September 30, 2026, compared to $85.2 million as of December 31, 2025. Korro expects its cash, cash equivalents and marketable securities as of September 30, 2026 will fund operating expenses and capital expenditure requirements into the second half of 2028.

Collaboration Revenue: There was no collaboration revenue for the three months ended September 30, 2026, as compared to $1.1 million of collaboration revenue for the three months ended September 30, 2025. The decrease was due to the agreed 12-month pause of the collaboration agreement with Novo Nordisk in November 2025.

Research and Development (R&D) Expenses: R&D expenses were $12.1 million for the three months ended September 30, 2026, as compared to $13.8 million for the three months ended September 30, 2025. The decrease was driven primarily by decreases in KRRO-110 external expenses, personnel expenses and facilities expenses, partially offset by an increase in KRRO-121 and KRRO-111 external expenses and other research and pre-development candidate expenses.

General and Administrative (G&A) Expenses: G&A expenses were $6.4 million for the three months ended September 30, 2026, as compared to $6.5 million for the three months ended September 30, 2025. The decrease was primarily due to a decrease in information technology expenses and facilities expenses, partially offset by an increase in personnel expenses mainly due to increased stock-based compensation costs.

Net Loss: Korro’s net loss was $17.5 million for the three months ended September 30, 2026, as compared to $18.1 million for the three months ended September 30, 2025.

About Korro

Korro is a clinical-stage biopharmaceutical company leveraging a novel oligonucleotide promoted editing of RNA (OPERA®) platform to develop a new class of genetic medicines for rare and highly prevalent diseases. OPERA provides precise, tissue-directed delivery of RNA-editing oligonucleotides (REOs) that modify the targeted native mRNA transcript to repair or form a de-novo protein with enhanced functionality. The platform combines a suite of capabilities consisting of sophisticated knowledge of transcription biology through ADAR proteins (Adenosine Deaminases Acting on RNA), machine learning optimization of REOs, linker chemistry expertise, along with use of a highly targeted tissue-specific delivery methodology. As such, the OPERA platform has enabled Korro to generate and advance a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process, providing precise yet transient single base edits to produce therapeutic proteins with augmented activity versus its endogenous counterpart. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an REO-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary OPERA platform with precedented delivery modalities, including N-acetylgalactosamine (GalNAc) conjugated for delivery for subcutaneous administration, manufacturing know-how, and established regulatory pathways of approved oligonucleotide medicines. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website, LinkedIn, and X (Twitter) as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website and follow @KorroBio on LinkedIn, and X (Twitter), in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

About Hyperammonemia

Hyperammonemia, the dangerous accumulation of ammonia in the blood, manifests across multiple indications, including urea cycle disorders (UCDs) and hepatic encephalopathy (HE). UCDs are rare inborn errors of metabolism involving deficiencies of enzymes required for ureagenesis, the process of converting ammonia to urea for excretion. The absence or deficiency of the urea cycle enzymes can result in hyperammonemia and an increased risk of hyperammonemic crises (HACs), which can result in severe and permanent neurological symptoms, coma, and death. HE is a neuropsychiatric complication of liver disease characterized by cognitive dysfunction and altered consciousness. HE is primarily caused by the liver’s inability to adequately detoxify ammonia, typically occurring in patients with liver cirrhosis. This leads to ammonia accumulating in the bloodstream and crossing the blood-brain barrier, causing brain dysfunction that ranges from subtle cognitive impairment to severe confusion and coma.

About KRRO-121

KRRO-121 is a GalNAc-conjugated RNA editing oligonucleotide (REO) for the potential treatment of hyperammonemia in patients with UCDs of any mutational background as well as patients with HE. Utilizing Korro’s proprietary OPERA® platform, KRRO-121 is designed to generate a stabilized, de novo glutamine synthetase (GS) protein, a critical enzyme in an alternate pathway involved in ammonia clearance. This synthetic rescue approach is designed to augment ammonia clearance in hyperammonemia-driven diseases such as UCDs and HE. Korro’s preclinical data support the potential for KRRO-121 to be a pan-UCD treatment that may control ammonia levels, along with the potential to enable diet liberalization, reduce dependence on nitrogen scavengers, and lower the risk of HACs. KRRO-121 also has the potential to enhance ammonia control in HE patients, which may reduce the risk of recurrent HE episodes. KRRO-121 may offer infrequent subcutaneous dosing, which, if confirmed in clinical studies, could offer significant improvement over current treatments that require multiple daily doses. KRRO-121 has the potential to be a differentiated, first-in-class, disease-modifying therapy for both UCD and HE.

About ANCHOR

ANCHOR (AssessmeNt of Control of Hyperammonemia through Oligonucleotide-based RNA editing) is Korro’s global two-part Phase 1/2 clinical trial program evaluating the safety, tolerability, pharmacokinetics (PK) and clinical activity of KRRO-121. Part 1 will include Phase 1 single ascending dose (SAD) and Phase 1 multiple ascending dose (MAD) studies of KRRO-121 in healthy adult volunteers. Part 2 will be a Phase 2 trial in patients with UCDs. Part 1 SAD, which started in September 2026, is enrolling up to 30 healthy volunteers across up to five cohorts, placebo-controlled at each dose level. Part 1 MAD will evaluate certain selected doses of KRRO-121 in up to 20 healthy volunteers across two cohorts. The primary goal of Part 1 is to evaluate safety, tolerability and PK of KRRO-121. Part 2 of the ANCHOR program will evaluate KRRO-121 in patients with UCDs, evaluating safety, tolerability, PK and clinical activity. Dosing of UCD patients is expected to start in the first half of 2027, with an interim clinical readout expected in the second half of 2027. For additional information about the ANCHOR program, visit ClinicalTrials.gov (NCT07773246); the subsequent trials in the two-part ANCHOR program will be appended to ClinicalTrials.gov as those trials commence.

About Alpha-1 Antitrypsin Deficiency (AATD)

AATD is a genetic disorder most commonly caused by a single missense mutation (G-to-A) in the SERPINA1 gene coding for protein alpha-1 antitrypsin. Affected adults experience pulmonary emphysema and/or hepatic cirrhosis, as well as end organ manifestations. Greater than 95% of severe clinical cases of AATD are homozygous for the PiZ mutation (known as the PiZZ genotype). Additionally, there are an estimated 3.4 million individuals globally with AATD-deficient heterozygous allele combinations. The only current FDA-approved treatment for AATD is augmentation therapy, a once-weekly infusion of pooled human plasma-derived AAT protein, which remains inadequate to address the lung and liver manifestations of AATD.

About KRRO-111

KRRO-111 is a proprietary GalNAc-conjugated RNA-editing oligonucleotide (REO) that is delivered subcutaneously to the liver cells, where it is engineered to co-opt the hepatocytes’ endogenous Adenosine Deaminase Acting on RNA (ADAR) enzyme and repair a pathogenic single nucleotide variant (SNV) on AAT mRNA to restore production of normal alpha-1 antitrypsin (AAT) protein. This therapeutic profile and titratable dosing position the compound as a potential best-in-class candidate. In preclinical studies, KRRO-111 demonstrated best-in-class RNA editing where over 90% of the AAT transcripts in the liver cells have been corrected, translating into approximately 90% M-AAT protein. In a repeat-dose study,

KRRO-111 was administered to NSG PiZZ mice and achieved >95% editing of the SERPINA1 transcripts. In addition, functional M-AAT made up ~93% of total circulating AAT with total AAT reaching 172μM, approximately six-fold above vehicle at Day 57. In the C57BL/6-PiZ, in repeat doses studies to evaluate the impact of editing and correction of the protein in the liver, a near-complete elimination (~95%) of the pathogenic liver Z-AAT was observed. By simultaneously increasing circulating M-AAT protein and decreasing pathogenic Z-AAT aggregates in the lung and liver, KRRO-111 has the potential to be the best-in-disease agent, improving both lung and liver manifestations of the disease.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: the design, progress and timing of the ANCHOR Phase 1/2 clinical trial of KRRO-121, including the timing of regulatory approvals and reporting interim data; the expected timing of a regulatory submission for KRRO-111; the therapeutic potential, potential differentiation and market opportunity of KRRO-121 and KRRO-111; the progress of Korro’s preclinical programs, including those targeting TDP-43 and AMPKγ1; Korro’s cash runway and financial resources; the therapeutic potential of the OPERA platform; ability to reach clinical milestones across multiple programs; and the possibility of achieving functional equivalent of DNA modification; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable by Korro and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks associated with pre-clinical studies and conducting clinical trials (including reporting data on anticipated timelines or replicating interim data in final results, such as healthy volunteers in patients); validating in clinical trials observations from pre-clinical studies; obtaining necessary regulatory approvals and submitting regulatory filings on anticipated timelines; risks associated with Korro’s novel RNA-editing approach, for which no products have been approved; risks associated with collaborating with third parties; competition and the absence of head-to-head comparisons; Korro’s reliance on third parties; protecting intellectual property; estimating its expenses, capital requirements and cash runway; need to raise additional capital; as well as risks associated with general economic, political and market conditions, including changes at the FDA and other regulatory authorities; and other risks and uncertainties indicated from time to time in Korro’s filings with the Securities and Exchange Commission (SEC), including Part II Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact

Malini Chatterjee, PhD

Blueprint Life Science Group

mchatterjee@bplifescience.com or ir@korrobio.com

917.330.4269

Korro Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Collaboration revenue	$—	$1,090	$—	$5,100
Operating expenses:
Research and development	12,104	13,820	38,643	53,694
General and administrative	6,352	6,507	20,359	21,632
Restructuring charge	—	—	—	1,233
Total operating expenses	18,456	20,327	59,002	76,559
Loss from operations	(18,456)	(19,237)	(59,002)	(71,459)
Other income:
Other income, net	1,168	1,176	3,376	4,242
Total other income, net	1,168	1,176	3,376	4,242
Loss before provision for income taxes	(17,288)	(18,061)	(55,626)	(67,217)
Provision for income taxes	(260)	—	(463)	(1)
Net loss	$(17,548)	$(18,061)	$(56,089)	$(67,218)
Other comprehensive income:
Unrealized (loss) gain on available-for-sale marketable securities	(131)	48	(558)	(29)
Foreign currency translation adjustments, net	15	(11)	41	(25)
Comprehensive loss	$(17,664)	$(18,024)	$(56,606)	$(67,272)
Net loss per share, basic and diluted	$(0.98)	$(1.92)	$(3.57)	$(7.16)
Weighted-average shares used in computing net loss per share, basic and diluted	17,867,091	9,391,559	15,717,711	9,388,816

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30, 2026	December 31, 2025
Cash, cash equivalents and marketable securities	$124,823	$85,187
Working capital (1)	94,012	70,435
Total assets	148,120	113,506
Total liabilities	59,746	62,067
Total stockholders' equity	88,374	51,439

(1) Working capital is defined as current assets less current liabilities.